EXHIBIT 99.1

ACME UNITED CORPORATION            NEWS RELEASE
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                            CONTACT: Paul G. Driscoll
                             Acme United Corporation
                   60 Round Hill Road    Fairfield, CT  06824
                  Phone: (203) 254-6060    FAX: (203) 254-6521
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                       FOR IMMEDIATE RELEASE March 2, 2007
                       -----------------------------------


ACME UNITED CORPORATION REPORTS RECORD ANNUAL NET SALES AND EARNINGS AND
INCREASES DIVIDEND

         FAIRFIELD, CT. - March 2, 2007 - Acme United Corporation (AMEX:ACU) today announced that net sales for the year ended December 31, 2006 were $56.9 million compared to $49.9 million in 2005, an increase of 14%. Net sales for 2006 in the U.S. segment increased 13% due to the sale of new products, principally our patented titanium bonded products and award winning iPoint electronic pencil sharpeners. International sales increased by 16%, and 10% in local currency compared to 2005. Net sales for the quarter ended December 31, 2006 were $12.1 million, compared to $11.1 million in the same period in 2005, an increase of 9%.

         Net income for the year ended December 31, 2006 was $3.9 million, or $1.05 per diluted share, compared to $2.9 million or $.78 per diluted share, in 2005. Excluding a non-recurring charge of $1.5 million recorded in the third quarter of 2005 which related to the demolition of some former manufacturing buildings, net income would have been $3.9 million, or $1.02 per diluted share, in 2005. Pro forma (non-GAAP) results are presented to provide additional information for comparisons to Acme's results from its ongoing core business in 2006 to 2005. For the fourth quarter ended December 31, 2006, net income was $396,000, or $.11 per diluted share, compared to $773,000, or $.21 per diluted share for the same period in 2005.

         Net income for 2006 was reduced by losses in Europe of $1.1 million compared to $300,000 in 2005. The losses in Europe during the fourth quarter of 2006 were $550,000 compared to $100,000 in 2005. The Company has begun to improve the product and margin mix in Europe and reduce expenses. The fourth quarter of 2006 also reflects an increase in spending for new product development and market research, and the addition of sales and marketing personnel in the U.S.

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         Gross margins were 43.2% for 2006 compared to 44.8% in 2005. The decrease was partially due to increased sales of private brand initiatives, which typically provide commodity items at very competitive prices, particularly in Europe. There were also a number of promotional and initial set up expenses for new business in Europe that reduced margins.

         The Company's bank debt less cash on December 31, 2006 was $6.4 million compared to $4.5 million on December 31, 2005. The increase in bank debt was primarily to finance the purchase of $2.9 million of additional inventory to support sales growth, an increase in accounts receivables of $1.5 million resulting mainly from higher sales, and the payment of previously accrued costs of $1.5 million for the demolition of a former manufacturing site, partially offset by earnings.

         Walter C. Johnsen, Chairman and CEO, said, "Acme United had a record year in revenues and earnings in 2006. We won the prestigious Good Design award for our iPoint Pencil Sharpener from the Chicago Athenaeum. Our European team rolled out a 12 country sales initiative. We continue to build our business in North America and Europe, and look forward to a very successful year in 2007."

         The Board of Directors has approved a 33% increase in the quarterly dividend from $.03 to $.04 per share. The dividend is payable on April 27, 2007 to stockholders of record on the close of business on April 6, 2007.


         ACME UNITED CORPORATION is a specialized supplier of cutting devices, measuring instruments, and safety products for school, home, office and industrial use.

         Forward-looking statements in this report, including without limitation, statements related to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth, and (iii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

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                             ACME UNITED CORPORATION
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                              YEAR END REPORT 2006

                                                                       Quarter Ended             Quarter Ended
                                                                     December 31, 2006         December 31, 2005
Amounts in $000's except per share data                                 (Unaudited)               (Unaudited)
-------------------------------------------------------------------------------------------------------------------

Net sales                                                                $  12,089                 $  11,059
Gross profit                                                                 4,979                     4,596
Selling, general, and administrative expenses                                4,110                     3,058
Other  expense, net                                                             51                       205
Pre-tax income                                                                 818                     1,333
Income tax expense                                                             422                       560
Net income                                                                     396                       773

     Shares outstanding - Basic                                              3,508                     3,486
     Shares outstanding - Diluted                                            3,726                     3,752

Earnings per share - Basic                                                    0.11                      0.22
Earnings per share - Diluted                                                  0.11                      0.21

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
                             ACME UNITED CORPORATION
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                              YEAR END REPORT 2006

                                                                         Year Ended                Year Ended
Amounts in $000's except per share data                              December 31, 2006         December 31, 2005
-------------------------------------------------------------------------------------------------------------------

Net sales                                                                $  56,863                 $  49,946
Gross profit                                                                24,583                    22,355
Selling, general, and administrative expenses                               17,870                    15,512
Other  expense, net                                                            364                       577
Non-recurring charge                                                             -                     1,500
Pre-tax income                                                               6,349                     4,766
Income tax expense                                                           2,463                     1,829
Net income                                                                   3,886                     2,937

     Shares outstanding - Basic                                              3,495                     3,509
     Shares outstanding - Diluted                                            3,712                     3,789

Earnings per share - Basic                                                    1.11                      0.84
Earnings per share - Diluted                                                  1.05                      0.78


Reconciliation to reported Net Income (GAAP):
     Pre-tax income as reported (GAAP)                                       6,349                     4,766
     Non-recurring charge                                                        -                     1,500
     Pre-tax income as adjusted                                              6,349                     6,266
     Income tax expense as adjusted                                          2,463                     2,399
     Net income as adjusted (Non-GAAP)                                       3,886                     3,867
     Earnings per share before non-recurring charge - Basic                   1.11                      1.10
     Earnings per share before non-recurring charge - Diluted                 1.05                      1.02

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
                             ACME UNITED CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                              YEAR END REPORT 2006

Amounts in $000's
-----------------
                                                                     December 31, 2006         December 31, 2005
                                                                ---------------------------------------------------
Assets
------
Current assets:
     Cash                                                                $   3,838                 $   1,076
     Accounts receivable, net                                               10,852                     9,392
     Inventories                                                            15,677                    12,530
     Prepaid and other current assets                                        1,120                       867
                                                                ---------------------------------------------------
Total current assets                                                        31,487                    23,865

     Property and equipment, net                                             2,540                     2,786
     Other assets                                                              994                     1,543
                                                                ---------------------------------------------------
Total assets                                                             $  35,021                 $  28,194
                                                                ===================================================

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                                        2,358                     2,174
     Other current liabilities                                               3,564                     5,356
                                                                ---------------------------------------------------
Total current liabilities                                                    5,922                     7,530
Long-term debt                                                              10,226                     5,587
Other non-current liabilities                                                  742                     1,012
                                                                ---------------------------------------------------
Total liabilities                                                           16,890                    14,129
Total stockholders' equity                                                  18,131                    14,065
                                                                ---------------------------------------------------
Total liabilities and stockholders' equity                               $  35,021                 $  28,194
                                                                ===================================================
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